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                                                                REDACTED
                                                                Exhibit 10.308

                      **CONFIDENTIAL TREATMENT REQUESTED**








                           HIV PROBE LICENSE AGREEMENT

                                     BETWEEN

                               CHIRON CORPORATION



                           F. HOFFMANN-LA ROCHE LTD.

                                       AND

                          ROCHE MOLECULAR SYSTEMS, INC.


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                           HIV PROBE LICENSE AGREEMENT

                                TABLE OF CONTENTS

                                                                          PAGE

RECITALS                                                                     3

ARTICLE 1: DEFINITIONS                                                       3

ARTICLE 2: LICENSE GRANTS                                                   13

ARTICLE 3: PAYMENTS, ROYALTIES                                              15

ARTICLE 4: RECORDS AND REPORTS                                              15

ARTICLE 5: OTHER ACTIONS                                                    18

ARTICLE 6: REPRESENTATIONS AND WARRANTIES                                   19

ARTICLE 7: TERM AND TERMINATION                                             22

ARTICLE 8: CONFIDENTIALITY                                                  24

ARTICLE 9: INDEMNITY                                                        25

ARTICLE 10: ALTERNATIVE DISPUTE RESOLUTION                                  27

ARTICLE 11: MISCELLANEOUS                                                   27

ARTICLE 12: FIELD RESTRICTIONS AND OTHER COVENANTS                          30

ARTICLE 13: INFRINGEMENT BY THIRD PARTIES                                   32

ARTICLE 14: EUROPEAN COMMUNITY PROVISIONS                                   34

EXHIBIT A: COMPENSATION TO CHIRON

EXHIBIT B: CHIRON PATENT LIST

EXHIBIT C: [CONFIDENTIAL TREATMENT REQUESTED] PATENT LIST

EXHIBIT D: CHIRON LICENSED PRODUCTS & UNIT SIZES

EXHIBIT E: FORM OF REPORT

EXHIBIT F: EXISTING LICENSES

                                                                               2
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                     HIV PROBE LICENSE AND OPTION AGREEMENT

This agreement (hereinafter "Agreement") is made by and between CHIRON CORPORATION, a Delaware corporation, of 4560 Horton Street, Emeryville, California 94608 (hereinafter referred to as "CHIRON"), F. HOFFMANN-LA ROCHE LTD., a Swiss corporation, of Grenzacherstrasse 124, Basel, Switzerland (hereinafter referred to as "ROCHE PARENT"), and ROCHE MOLECULAR SYSTEMS, INC., a Delaware corporation, of 1145 Atlantic Avenue, Suite 100, Alameda, California 94501 (hereinafter referred to as "RMS" and collectively with ROCHE PARENT, "ROCHE").

                                   BACKGROUND

WHEREAS, CHIRON and ROCHE currently own or control certain patent rights relating to the human immunodeficiency virus ("HIV"), as defined below.

WHEREAS, CHIRON and ROCHE have as of the date hereof entered into that certain Settlement Agreement (the "Settlement Agreement") pertaining to the settlement of the certain litigation matters described therein.

WHEREAS, in consideration of and subject to the execution and delivery of the Settlement Agreement, CHIRON is willing to grant licenses to ROCHE under certain patent rights relating to HIV for use in assays for the detection of nucleic acid sequences for use in IN VITRO diagnostics (excusing use in Blood Screening, as defined below, but without limiting the effect of the Blood Screening Agreement, as defined below), all on the terms and conditions set forth herein.

WHEREAS, in consideration of and subject to the execution and delivery of the Settlement Agreement, ROCHE is willing to grant to CHIRON an option to license certain patent rights relating to HIV for use in assays for the detection of nucleic acid sequences for use in Blood Screening and the Transplantation Field (as defined below), all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above provisions and the mutual covenants contained herein, CHIRON and ROCHE hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

In this Agreement the following words and phrases shall have the following meanings:

1.1 "ADR" means Alternative Dispute Resolution in accordance with Article 10.

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     1.2 "Affiliate" means an entity that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, a specified entity. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any entity, means: (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that entity, whether through the ownership of voting securities or by contract or otherwise; or (b) the ownership of at least fifty percent (50%) of the voting securities of that entity. Notwithstanding anything to the contrary contained herein, "Affiliate" shall not include, in the case of CHIRON, Novartis AG or any Affiliate of Novartis AG, unless Novartis shall have acquired direct control of a majority of the Board of Directors of CHIRON. Notwithstanding anything to the contrary contained herein, "Affiliate" shall not include, in the case of ROCHE, Genentech Inc. or any Affiliate of Genentech Inc., nor Laboratory Corporation of America Holdings or any Affiliate of Laboratory Corporation of America Holdings.

     1.3 "Authorized Distributor" means a BONA FIDE, unaffiliated distributor, but excluding any entity which is a Major IVD Manufacturer (as defined below) that is not licensed in the Field (as defined below) under one or more of the CHIRON Licensed Patents (as defined below) or is affiliated with, or directly or indirectly controlled by, such a Major IVD Manufacturer, except to the extent that such unlicensed Major IVD Manufacturer or its Affiliates distributes CHIRON Licensed Product for ROCHE or its Affiliates on a local country basis and in the same manner in which it distributes other diagnostic products for ROCHE or its Affiliates and ROCHE and its Affiliates are not otherwise selling CHIRON Licensed Products in such country.

     1.4 "Average Unit Price" or "AUP" means with respect to CHIRON Licensed Products sold by ROCHE or its Affiliates from and including the first day of the Calendar Quarter commencing immediately prior to the Effective Date, with respect to a Calendar Quarter (as defined below), Net Sales of such future CHIRON Licensed Product by ROCHE or its Affiliates calculated on a per Unit basis, in a country or Region, on a product-by-product basis, using customary and reasonable methodologies for determining average unit pricing generally consistent with the definition herein of Net Sales, during the preceding two (2) Calendar Quarters.

     1.5 "Bayer Cross License" means the Cross-License Agreement by and between Chiron Diagnostics Corporation and CHIRON dated November 30, 1998, as amended from time to time.

     1.6 "Blood Screening" means the commercial use of products that detect nucleic acid sequences(s) for: (a) the screening of blood, plasma or blood components intended for transfusion or for use in blood products (e.g., without

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limitation, immunoglobulins); or (b) confirmatory or supplemental testing of the same samples otherwise screened for purposes described in Section 1.6(a).

     1.7 "Blood Screening Agreement" means the Blood Screening HCV/HIV Probe License Agreement by and between CHIRON and ROCHE dated as of the Effective Date, as amended from time to time.

     1.8 "Calendar Quarter" means the three (3) month period beginning January 1, April 1, July 1 or October 1. For Net Sales outside the United States, the Calendar Quarter and Calendar Year (as defined below) shall be consistent with ROCHE financial reporting practices.

     1.9 "Calendar Year" means January 1 through December 31.

     1.10 "CHIRON Future HIV Sequence Patent Rights" means any and all Valid Claims Directed to HIV of United States and foreign patents and patent applications: (a) which are based upon inventions conceived or rights acquired [CONFIDENTIAL TREATMENT REQUESTED] (as defined below); (b) which claim HIV nucleic acid sequence(s) or a method to use (other than in the manufacture of peptides) or detect such sequences specifically; (c) which are owned by, licensed to or otherwise controlled by CHIRON or its Affiliates, with rights to license or sublicense; and (d) with respect to which CHIRON has the right to grant the option provided for in Section 2.5 of this Agreement. For purposes of this Agreement, an invention will be deemed to have been conceived if there is a patent, patent application, written invention disclosure statement or other tangible document (whether or not witnessed) describing such invention.

     1.11 "CHIRON Licensed Patents" means Valid Claims Directed to HIV which cover the manufacture, use, sale, offer for sale or importation of a Product that are contained within any of the following: (a) the patents and applications identified in Exhibit B and any continuation, continuation-in-part and divisional applications therefrom; (b) any reissued or reexamined patents obtained from such patents and applications; (c) all foreign counterparts of such patents and applications; and (d) all future patents and applications which are based on inventions conceived by CHIRON or its Affiliates on or before the Effective Date.

     1.12 "CHIRON Licensed Products" means Products which are used by or sold to an End User under circumstances and in jurisdictions, such that in the absence of the licenses granted under Sections 2.1 and 2.3, such use or sale would constitute an infringement of a Valid Claim of the CHIRON Licensed Patents, including without limitation the Products identified in Exhibit D, as modified from time to time by mutual agreement of the parties or as determined in accordance with Section 5.2.

     1.13 "Directed to HIV" means that the claim or technology in question is directed to methods, compositions, reagents or kits specifically for use in nucleic

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acid-based diagnostic assays for the detection of HIV nucleic acid sequence(s), or specifically for use in the manufacture of any compositions or reagents for use in, or manufacture of nucleic acid-based diagnostic assays for detection of HIV nucleic acid sequence(s) (excluding, for example, PCR claims and technology and other methods for detection of nucleic acid sequence(s) generally which involve nucleic acid amplification). The terminology "specifically for use" as used in this Section 1.13, is intended to exclude inventions suitable for use with viruses or analytes other than HIV (including by way of example and not by way of limitation, inventions relating to PCR, or assay formats, improved expression systems, detectable labels, instrumentation, packaging and the like), which shall not be considered "specifically for use" in HIV detection as contemplated by this Section 1.13 and shall therefore not be considered as "Directed to HIV" hereunder.

     1.14 "Earned Royalty" shall have the meaning specified in Paragraph 2 of Exhibit A.

     1.15 "Effective Date" means the date of full execution of this Agreement.

     1.16 "Eligible Third Party License" means a license agreement in the Field entered into by CHIRON or Bayer or their respective Affiliates with a Licensed Third Party (as defined below) after the Effective Date and includes any material amendment made after the Effective Date to a license existing on the Effective Date, other than the Bayer Cross License, which: (a) grants such Licensed Third Party the license under one or more of the CHIRON Licensed Patents to make, have made, use, import, offer for sale or sell Product which ROCHE is licensed to make, have made, use, import, offer for sale or sell under this Agreement; and (b) imposes payment obligations which would have the effect of providing more favorable license payment terms to such Licensed Third Party than the terms to ROCHE under this Agreement.

     1.17 "End User" means a person or entity who is a final purchaser of a Product, and whose use of a Product results in the Product's consumption, operation, destruction or loss of activity.

     1.18 [CONFIDENTIAL TREATMENT REQUESTED].

     1.19 "Field" means the commercial use of human IN VITRO diagnostic products that detect nucleic acid sequences of HIV. Expressly excluded from the Field are: (a) products in Blood Screening; and (b) products specifically labeled or promoted for use in the Transplantation Field (as defined below).

     1.20 "Foundational Patents" means the CHIRON Licensed Patents identified in Exhibit B which are stated therein to be Foundational Patents.

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     1.21 "HIV" means any viral isolate of the human immunodeficiency virus classified as HIV by the International Committee on the Taxonomy of Viruses (or any body that replaces such Committee) or any subtype of such isolate and further includes any isolate that is at least forty percent (40%) homologous to any such isolate and of the same genomic type and substantially the same genomic organization, any isolate that has a genome that either hybridizes to or is substantially identical to any such isolate or its compliment, and any defective or modified form of any of the above isolates.

     1.22 "HIV Qualitative Assay" means a Product which: (a) is an assay; (b) detects or measures the presence of HIV in an analyzed sample; (c) does not determine the quantity of HIV in the analyzed sample; and (d) is not by itself, through a single use, capable of being used as an HIV Genotyping Assay or an HIV Resistance Assay (as each is defined herein).

     1.23 "HIV Quantitative Assay," means a Product which: (a) is an assay; (b) measures the presence of HIV in an analyzed sample; (c) does determine the quantity of HIV in the analyzed sample; and (d) is not by itself, through a single use, capable of being used as an HIV Genotyping Assay or an HIV Resistance Assay.

     1.24 "HIV Genotyping Assay" means a Product which is an assay or method (e.g., sequencing) that is labeled or promoted as being useful through a single use to determine and differentiate individual genotypes of an HIV virus that are present in an analyzed.

     1.25 "HIV Resistance Assay" means a Product which is an assay or method (e.g., sequencing) that is labeled or promoted as being useful to detect through a single use the specific drug resistance mutation(s) present in the HIV virus in an analyzed sample.

     1.26 "HIV Taqman Qualitative/Quantitative Assay" means a Product which: (a) is an assay; (b) detects and measures the presence of HIV in an analyzed sample by utilization of ROCHE's proprietary 5' nuclease detection method; (c) does determine the quantity of HIV in an analyzed same; and (d) is not by itself, through a single use capable of being used as only an HIV Qualitative Assay, HIV Classification Assay, HIV Genotyping Assay or HIV Resistance Assay.

     1.27 "Infringing Third Party Sales" means sales by a major IVD Manufacturer of Products: (a) which infringe one or more of the CHIRON Licensed Patents; or
(b) as to which a license under one or more of the CHIRON Licensed Patents has been granted, but as to which the licensee is not paying royalties thereunder.

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     1.28 "Licensed Patents" means the CHIRON Licensed Patents and the ROCHE
Optioned Patents.

     1.29 "Licensed Third Party" means an unaffiliated third party to whom CHIRON or Bayer or their respective Affiliates grants a license or a covenant not to sue after the Effective Date, under which license or covenant not to sue such third party is allowed to make, have made, use, import, offer for sale or sell any Product, directly or indirectly, under one or more of the CHIRON Licensed Patents. Expressly excluded from Licensed Third Party are: (a) any Affiliate of CHIRON; (b) Bayer or any of its Affiliates (to the extent operating under the Bayer Cross License); or (c) any entity which receives a judicially, or other governmental agency, imposed license or freedom from suit under any one or more of the CHIRON Licensed Patents and does not otherwise have a Voluntary License (as defined below).

     1.30 "Major IVD Manufacturer" means a commercial entity (and its Affiliates) that manufactures, sells and engages in other commercial activities with respect to IN VITRO diagnostic products, and has a significant marketing presence in one or more Regions. Major IVD Manufacturers include Abbott, Bayer, Johnson & Johnson, Pasteur, Sanofi, Dade Behring, Organon Teknika, Becton Dickinson, bioMerieux, BioRad, Fujirebio, Beckman Coulter, Visible Genetics, Innogenetics and PE Corporation and each of their successors and assigns and any other entity which commands in the future at least an equivalent presence as measured by total product sales as do any of the foregoing entities as of the Effective Date in such Region.

     1.31 "Minimum Royalty" and "Minimum Royalty Amount" shall have the meanings specified in Paragraph 4 of Exhibit A.

     1.32 "Net Sales" means the amount billed or invoiced for CHIRON Licensed Products sold by ROCHE or its Affiliates, less:

     (a)   Discounts actually allowed and taken;

     (b)   Amounts repaid or credited by reason of rejection or return;

     (c) To the extent separately stated on purchase orders, invoices or other documents of sale, taxes levied on and/or other governmental charges made as to production, transportation or insurance charges;

     (d) The reasonable value of the instrument, instrument financing, consumables other than the CHIRON Licensed Products in question (including without limitation sample preparation) and service components of an operating or capital lease for instrumentation on which the CHIRON Licensed Products are used (collectively, "Associated Goods and Equipment"), for which the charges are included in the price of the

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         CHIRON Licensed Products purchased, provided that the methods for determining such value shall be proposed by ROCHE and subject to CHIRON's written consent, not to be unreasonably withheld;

     (e) Charges for freight, handling and transportation paid by the selling entity; and

     (f) Sales, use and value-added taxes and other similar taxes incurred and separately stated on invoices.

         (1) Net Sales shall include all sales to non-Affiliate third parties, including sales to Authorized Distributors in countries where, due to regulatory constraints and/or market practice, substantially all sales of the relevant CHIRON Licensed Product are made through distributors, provided that ROCHE shall use reasonable efforts in connection with sales to such Authorized Distributors to comply with clause (A) immediately below. With respect to sales to all other Authorized Distributors, if Net Sales are based on the transfer price to the Authorized Distributor rather than End User sales, either: (A) Net Sales on which royalties shall be calculated shall be deemed to be not less than the higher of the average selling price for the applicable Product in the United States or the European Union; or (B) the parties shall adopt another mechanism for preserving for CHIRON the same economics as if such sales had been made to the End User by ROCHE or its Affiliate rather than the Authorized Distributor. Any such mechanism shall be proposed by ROCHE and shall be subject to CHIRON's prior written consent, which shall not be unreasonably withheld. CHIRON shall not withhold its consent to a proposal by ROCHE to calculate Net Sales at [CONFIDENTIAL TREATMENT REQUESTED] of the transfer price to an Authorized Distributor or such lesser percentage as reflects reasonably the distributor mark-ups prevailing generally in the relevant country.

         (2) For clarity of understanding, Net Sales shall not include any CHIRON Licensed Product furnished to third parties for which no payment is received, such as, experimental, test market, promotional or other free goods. On the other hand, Net Sales shall include any CHIRON Licensed Product furnished in return for payment, whether or not such CHIRON Licensed Product is for commercial, research or other use. For clarity of understanding, Minimum Royalties shall apply to each Unit of CHIRON Licensed Product Shipped to a customer for any purpose, except for Units Shipped to third parties at no charge for: (A) use in ROCHE's preclinical or clinical trials in the Field or the Transplantation Field; (B) testing, quality control or evaluation purposes; or
(C) replacement of rejected or defective goods. Without limiting the foregoing, CHIRON Licensed Products furnished to third parties at price discounts, including, without limitation, free goods furnished as part of sales promotions, shall be subject to Minimum Royalties.

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         (3) A sale shall be deemed to have been made and Earned Royalties or
Minimum Royalties incurred (except as specifically set forth in Section 1.32(2) and this Section 1.32(3)) when the CHIRON Licensed Product is consumed, invoiced or shipped by ROCHE or its Affiliates to a non-Affiliate third party ("Shipped"); provided that where an invoice is issued, the obligations to pay Earned Royalties and Minimum Royalties hereunder shall arise on the invoice date. Sales to or between Affiliates shall not be included in Net Sales or Minimum Royalties until ROCHE or its Affiliate consumes the CHIRON Licensed Product in providing a commercial service for a non-Affiliate third party or Ships the CHIRON Licensed Product to a non-Affiliate third party.

         (4) In the event that a CHIRON Licensed Product subject to royalties hereunder is sold in combination with another Product or assay, other than the Associated Goods and Equipment covered by Clause (d) above, for a single price (a "Combination Product"), Net Sales from sales of a Combination Product, for purposes of calculating royalties due under this Agreement, shall be calculated by multiplying the Net Sales of that Combination Product by the fraction A/(A+B), where A is the AUP in the country of sale, during the applicable reporting period, of the CHIRON Licensed Product subject to royalties hereunder if sold separately in the country of sale, and B is the AUP in the country of sale, during the applicable reporting period, of the other Product(s) or assays sold separately in the country of sale. In the event that no such separate sales are made, Net Sales, for purposes of determining royalty payments on such Combination Products, shall be a reasonable apportionment of the gross amount invoiced therefor based upon the relative contribution of the CHIRON Licensed Product subject to royalties hereunder to the price of the Combination Product. Such apportionment for Combination Products currently or previously sold shall be a reasonable apportionment of the gross amount invoiced therefor based upon the relative contribution of the CHIRON Licensed Product subject to royalties hereunder to the price of the Combination Product. Such apportionment shall be determined by ROCHE based upon its past practice and experience subject to CHIRON's written consent, not to be unreasonably withheld. The apportionment of future Combination Products will be handled in this same fashion prior to the first Unit Shipped or consumed by ROCHE or an Affiliate in providing a commercial service, or resolved in accordance with Section 5.2. Notwithstanding the above, if a CHIRON Licensed Product is an assay that is capable in a single use of being used in more than one fashion (e.g., as both an HIV Quantitative Assay and as an HIV Qualitative Assay), such CHIRON Licensed Product is not a Combination Product solely for that reason, but shall be treated for purposes of calculating Minimum Royalties in the same fashion as the HCV Taqman Qualitative/Quantitative Assay, as set forth in Exhibit A.

         (5) In the event a sale of a CHIRON Licensed Product is conditioned upon the payment of an initial licensing fee, access fee or other required fee the payment of which is a prerequisite to the Shipment, consumption or use of a CHIRON Licensed Product, Net Sales, for the purpose of determining royalty payments on such CHIRON Licensed Product, shall include a reasonable

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apportionment of the amount invoiced for such fee, based upon the relative value of the intellectual property contained within the CHIRON Licensed Product subject to royalties hereunder to the intellectual property contained within the other product or service components Shipped, licensed, consumed or used. Such apportionment shall be determined by ROCHE based upon its past practice and experience subject to CHIRON's written consent, not to be unreasonably withheld, and Net Sales shall not include any portion of a licensing fee, access fee or other required fee reasonably allocated with specificity to the access, license or use of the ROCHE PCR patents.

                  (6) In the event that ROCHE or its Affiliates perform assays for commercial purposes utilizing CHIRON Licensed Products, Net Sales means the invoiced amount for the patient result provided as a result of performance of such assays, less a reasonable deduction for the value of the services and or other products provided therewith, less the applicable deductions pursuant to this Section 1.32. The allocation of value to services or other products provided shall be determined by ROCHE based upon its past practice and experience, and shall be subject to CHIRON's prior written consent, which shall not be unreasonably withheld.

     1.33 "PCR" means polymerase chain reaction technology.

     1.34 "Product(s)" means reagents, compositions or kits suitable for use in the Field or the Transplantation Field.

     1.35 "Product Category" has the meaning set forth in Paragraph 4 of Exhibit A.

     1.36 "Region" shall mean one of the four (4) following regions:

     Region I:    North America (United States and possessions, Puerto Rico,
                  Canada and Mexico);
     Region II:   European Union;
     Region III:  Japan; or
     Region IV:   All other countries of the world.

     1.37 "ROCHE Future HIV Sequence Patent Rights" means any and all Valid Claims Directed to HIV of United States and foreign patents and patent applications: (a) which are based upon inventions conceived or rights acquired [CONFIDENTIAL TREATMENT REQUESTED]; (b) which claim HIV nucleic acid sequence(s) or a method to use (other than in the manufacture of peptides) or detect such sequences specifically; (c) which are owned by, licensed to or otherwise controlled by ROCHE or its Affiliate, with rights to license or sublicense; and
(d) with respect to which ROCHE has the right to grant the option provided for in Section 2.6 of this Agreement. For purposes of this Agreement, an invention will be deemed to have been conceived if there is a

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patent, patent application, written invention disclosure statement or other tangible document (whether or not witnessed) describing such invention.

     1.38 "ROCHE Optioned Patents" means: (a) the patents and applications identified in Exhibit C and any continuation, continuation-in-part and divisional applications therefrom; (b) any reissued or reexamined patents obtained from such patents and applications; (c) all foreign counterparts of such patents and applications; and (d) all future patents and applications which are based on inventions conceived by ROCHE or its Affiliates on or before the Effective Date, to the extent the items described in clauses (a) through (d) of this Section 1.38 contain a Valid Claim Directed to HIV which covers the manufacture, use, sale, offer for sale or importation of a Product.

     1.39 "ROCHE Optioned Products" means Products which are manufactured, used, offered for sale, imported or sold under circumstances which would, in the absence of the licenses for which an option is granted under Section 2.6, constitute an infringement of a Valid Claim of the ROCHE Optioned Patents.

     1.40 "Shipped" has the meaning set forth in Section 1.32(3).

     1.41 "Transplantation Field" means the commercial use of products that detect nucleic acid sequences for the screening of any biological materials intended for transfusion or transplantation, in each case from any donor, including autologous donors, other than the transfusion or transplantation of blood or its derivatives, components or replacements.

     1.42 "Unit" means, for each CHIRON Licensed Product, the number of individual patient results generated by the use of a CHIRON Licensed Product. The number of patient results that each CHIRON Licensed Product currently or previously sold generates shall be mutually determined by the parties through good faith negotiation and resolved if necessary through the ADR process in accordance with Article 10 of this Agreement. Following such determination, the number of Units contained in each CHIRON Licensed Product will be set forth on a schedule to be attached as Exhibit E to this Agreement. The determination of the number of "Units" in future CHIRON Licensed Products developed by ROCHE shall be handled in accordance with Section 5.2, and Exhibit D shall be modified accordingly. If future CHIRON Licensed Products are developed by ROCHE or its Affiliates that do not contain reagents or other single-use consumable materials, a method for calculating the number of "Units" in such CHIRON Licensed Product shall be determined in accordance with Section 5.2.

     1.43 "Valid Claim" means a claim in any issued, active, unexpired patent which has not been withdrawn, cancelled, lapsed or disclaimed, or held unpatentable, invalid or permanently unenforceable by a non-appealed or nonappealable final decision by a court or other appropriate body of competent jurisdiction. The scope of a Valid Claim shall be limited to its terms as defined by any such court or decision-making body of competent

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jurisdiction in a non-appealable or non-appealed final decision.

     1.44 "Voluntary License" means a license or covenant not to sue granted by contract under any one or more of the CHIRON Licensed Patents to make, use, offer for sale, import or sell Products in the Field or the Transplantation Field, except to the extent granted by compulsion of law, such as a compulsory license, whether by court order or action of other governmental authority.

                                    ARTICLE 2
                                 LICENSE GRANTS

     2.1 CHIRON GRANTS. Subject to the terms and conditions of this Agreement, CHIRON hereby grants to ROCHE and its Affiliates, so long as they remain Affiliates of ROCHE, a worldwide, semi-exclusive license, without the right to sublicense, under the CHIRON Licensed Patents to research, develop, make, have made, import, use, offer for sale and sell CHIRON Licensed Products for use in the Field. CHIRON covenants not to sue any End User of a CHIRON Licensed Product (with respect to which ROCHE has performed all of its material obligations under this Agreement) to the extent of activities in the Field or otherwise permitted under this Agreement. Conversely, no immunity from suit shall apply to End User activities in Blood Screening, except as provided in the Blood Screening Agreement, or otherwise outside of the Field. CHIRON retains the right to conduct research in any field, including to develop Products and, subject to
Section 2.3 and the Blood Screening Agreement, retains all rights outside of the Field, including the nonexclusive right to practice and to grant licenses under the CHIRON Licensed Patents to make, have made, use, import, offer for sale and sell any products in the Transplantation Field.

     2.2 EXCLUSION FROM CHIRON LICENSE. ROCHE acknowledges that neither ROCHE nor its Affiliates are licensed under this Agreement to perform research or to develop any product other than a CHIRON Licensed Product.

     2.3 CHIRON TRANSPLANTATION FIELD LICENSE. Subject to the terms and conditions of this Agreement, CHIRON hereby grants to ROCHE and its Affiliates, so long as they remain Affiliates of ROCHE, a worldwide, non-exclusive license, without the right to sublicense, under CHIRON Licensed Patents to research, develop, make, have made, import, use, offer for sale and sell CHIRON Licensed Products for use in the Transplantation Field. CHIRON covenants not to sue any End User of such CHIRON Licensed Products (with respect to which ROCHE has performed all of its material obligations under this Agreement) to the extent of activities in the Transplantation Field or as otherwise permitted under this Agreement. Conversely, no immunity from suit under this Section 2.3 shall apply to End User activities in Blood Screening, except as

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provided in the Blood Screening Agreement, or otherwise outside of the
Transplantation Field.

     2.4 SEMI-EXCLUSIVE CHIRON LICENSE. The license granted under Section 2.1 shall be semi-exclusive to ROCHE and its Affiliates. Semi-exclusive means that, in addition to licenses to third parties under existing agreements referenced in Exhibit G including, without limitation, the [CONFIDENTIAL TREATMENT REQUESTED], and licenses that may be granted by such licensees, including licenses that may be granted by [CONFIDENTIAL TREATMENT REQUESTED], CHIRON retains only the right to practice in the field under the CHIRON Licensed Patents and/or to grant additional licenses under one or more of the CHIRON Licensed Patents in the Field as follows:

     (a) CHIRON may grant up to [CONFIDENTIAL TREATMENT REQUESTED] in the Field, if CHIRON is not engaged in the sale of Products;

     (b) If CHIRON has not granted [CONFIDENTIAL TREATMENT REQUESTED] under
     Section 2.4(a) and CHIRON is not then engaged in the sale of Products, CHIRON shall have the right, in its sole discretion, in lieu of such worldwide license, to grant [CONFIDENTIAL TREATMENT REQUESTED] under the Licensed Patents in the Field in each Region;

     (c) If CHIRON chooses to engage in the sale of Products, such activities shall replace [CONFIDENTIAL TREATMENT REQUESTED] CHIRON is permitted to grant under Section 2.4(a) if CHIRON's sales are worldwide; or, if CHIRON's sales are regional, such activities shall replace [CONFIDENTIAL TREATMENT REQUESTED] CHIRON is permitted to grant under Section 2.4(b) in each Region in which CHIRON sells such Products;

     (d) Licenses granted under Section 2.4(a) or 2.4(b) shall not include the right to grant sublicenses, except to Affiliates for so long as they remain Affiliates of the licensee;

     (e) In the event that a license referenced in Exhibit F is terminated, including without limitation the [CONFIDENTIAL TREATMENT REQUESTED], CHIRON shall have the right to replace such license with a new license, consistent with the limitations required hereby and the scope, field and territory of the license that is replaced. Notwithstanding anything herein to the contrary, the [CONFIDENTIAL TREATMENT REQUESTED] under the [CONFIDENTIAL TREATMENT REQUESTED], if terminated, could be replaced by a new license to a new licensee and containing terms determined by CHIRON in its discretion without any restrictions imposed by this Agreement; provided, however, that if [CONFIDENTIAL TREATMENT REQUESTED] CHIRON enters into a license to replace the [CONFIDENTIAL TREATMENT REQUESTED] with a third party that is not [CONFIDENTIAL TREATMENT REQUESTED], or an Affiliate, successor, assignee or licensee of [CONFIDENTIAL TREATMENT REQUESTED], ROCHE shall have the rights provided by Paragraph 6 of Exhibit A with respect thereto;

     (f) Following the last to expire of the Foundational Patents, the license hereunder shall be nonexclusive; and

     (g) Notwithstanding this Section 2.4, CHIRON retains the nonexclusive right under the CHIRON Licensed Patents to conduct research in any field, including to develop Products and, subject to the Blood Screening Agreement, all rights outside of the Field and in the Transplantation Field, including the nonexclusive right to practice and to grant licenses under the CHIRON Licensed Patents to make, have made, use, import, offer for sale and sell any products in the Transplantation Field.

     2.5 CHIRON FUTURE HIV SEQUENCE PATENT RIGHTS. CHIRON grants to ROCHE a non-exclusive option to obtain one or more non-exclusive, worldwide licenses, or sublicenses, as the case may be, with a right to sublicense to ROCHE Affiliates only, under the CHIRON Future HIV Sequence Patent Rights, to make, have made, use, import, offer for sale and sell CHIRON Licensed Products and/or products in the Field and/or the Transplantation Field. [CONFIDENTIAL TREATMENT REQUESTED].

     2.6 ROCHE OPTIONED PATENTS AND ROCHE FUTURE HIV SEQUENCE PATENT RIGHTS. ROCHE grants to CHIRON a non-exclusive option to obtain one or more non-exclusive, worldwide licenses, or sublicenses, as the case may be, with a right to sublicense solely to CHIRON Affiliates only, under the ROCHE Optioned Patents and ROCHE Future HIV Sequence Patent Rights, to make, have made, use, import, offer for sale and sell ROCHE Optioned Products and/or products in Blood Screening and/or the Transplantation Field. [CONFIDENTIAL TREATMENT REQUESTED].

                                    ARTICLE 3
                               PAYMENTS, ROYALTIES

     With respect both to CHIRON Licensed Products sold or Shipped, ROCHE shall make payments to CHIRON as set forth in Exhibit A.

                                    ARTICLE 4
                               RECORDS AND REPORTS

     4.1 NET SALES REPORT. ROCHE shall, within sixty (60) days after the last day of each Calendar Quarter commencing after [CONFIDENTIAL TREATMENT REQUESTED], deliver to CHIRON a true and accurate report for the prior Calendar Quarter, substantially in the form attached as Exhibit E to this Agreement, which shall state the amount of monies due hereunder, if any, as Earned Royalties and Minimum Royalties, and shall include all information reasonably necessary to calculate such amount, including, but not limited to, the following information, presented by country and Region and by product and Product Category (as defined in Paragraph 4 of Exhibit A):

     (a) the amount of Net Sales, expressed in United States Dollars (with applicable exchange rates to the extent specifically requested in writing by CHIRON), and the applicable Earned Royalty rate or rates, and all credits and adjustments thereto;

     (b) the number of Units Shipped and the applicable Minimum Royalty Amounts, and adjustments to Units Shipped (returns, replacements, etc.); and

     (c) a statement of the basis for any deviation from the Earned Royalty rates and Minimum Royalty Amounts as expressed in Paragraphs 3 and 4 of Exhibit A.

     4.2 PAYMENT DATES. Not later than the date each report required under
Section 4.1 is due, ROCHE shall pay to CHIRON the royalty due under this Agreement for the period covered by such report. If no royalties are due, ROCHE shall so report, stating the reasons why no such royalty is due.

     4.3 PAYMENT PROCEDURES. ROCHE shall pay royalties and all other payments due hereunder to CHIRON in immediately available funds on the due date by wire transfer to:

         Bank of America-San Francisco
         San Francisco, California
         Account Name: Chiron Corporation
         Account Number: [CONFIDENTIAL TREATMENT REQUESTED]
         ABA #: [CONFIDENTIAL TREATMENT REQUESTED]
         Reference: ROCHE HIV Probe License Agreement

or at such place and in such other manner as CHIRON may designate in a notice signed by CHIRON's Treasurer or Controller to ROCHE.

     4.4 TAXES ON ROYALTIES. ROCHE shall deduct from amounts payable hereunder all taxes assessed or imposed against, or required to be withheld from, royalty payments due and shall pay such amount to the appropriate fiscal or tax authorities on behalf of CHIRON. ROCHE shall forward promptly to CHIRON all tax receipts received by ROCHE evidencing payment of such taxes.

     4.5 AUDIT. ROCHE shall keep reasonably detailed and accurate records and books of account to enable a determination of the amounts payable by ROCHE and its Affiliates to CHIRON hereunder. Upon thirty (30) days written notice by CHIRON, and not more frequently than once per Calendar Year, CHIRON may have such records and books of account examined during reasonable business hours by a mutually acceptable independent certified public accountant selected by CHIRON and at CHIRON's expense, whose acceptance shall not unreasonably be withheld by ROCHE, for the purpose of verifying the amounts due hereunder; provided that such independent accountant agrees to provide CHIRON only the information necessary to verify the calculation of amounts due hereunder. A copy of any final written report provided by the independent accountant to CHIRON shall be given concurrently to ROCHE. Such examination shall not be permitted unless it is requested within three (3) years following the end of the Calendar Year to which the books and records pertain. Where such examination results in a finding that ROCHE underpaid CHIRON by the greater of [CONFIDENTIAL TREATMENT REQUESTED], ROCHE shall reimburse CHIRON for its reasonable costs and expenses in conducting such examination. ROCHE and CHIRON shall promptly rectify any overpayments or underpayments by repaying such amounts together with interest thereon at an annual rate equal to the lesser of: (a) [CONFIDENTIAL TREATMENT REQUESTED] as published in the Wall Street Journal, or (b) the maximum rates permitted by applicable law, from the time such payment was originally due to the time it is paid.

     4.6 CONFIDENTIALITY OF AUDIT. CHIRON agrees that all audited information shall be confidential to ROCHE and its Affiliates, and that any person or entity conducting an audit on behalf of CHIRON pursuant to Section 4.5 shall be required to protect the confidentiality of such information.

     4.7 PAYMENT IN UNITED STATES CURRENCY. All payments shall be made in United States Dollars and shall be made on the dates set forth herein. The Net Sales amount calculated hereunder for sales in countries other than the United States shall be converted into equivalent United States Dollars in accordance with the methods used for internal financial reporting purposes within ROCHE.

     4.8 LATE PAYMENT FEE. Any payment, including, without limitation, royalty payments, made by ROCHE hereunder after the date such payment is due, as set forth in this Article 4 hereof, shall bear interest at the lesser of: (a) [CONFIDENTIAL TREATMENT REQUESTED] as published in the Wall Street Journal as of the date such payment was due, or (b) the maximum rate permitted by applicable law.

                                    ARTICLE 5
                                  OTHER ACTIONS

     5.1 PATENT VALIDITY; ENFORCEABILITY. Immediately upon the Effective Date, or as soon as possible thereafter, ROCHE shall discontinue any opposition, challenge, compulsory license application or the like with respect to the CHIRON Licensed Patents, [CONFIDENTIAL TREATMENT REQUESTED]. Immediately after the Effective Date, or as soon as possible thereafter, CHIRON shall discontinue any opposition, challenge, interference or the like with respect to the ROCHE Optioned Patents.

     5.2 FUTURE PRODUCTS DIRECTED TO HIV.

     (a) Promptly upon its determination to Ship, or to provide a commercial service utilizing, a Product Directed to HIV not then set forth as a CHIRON Licensed Product on Exhibit D, ROCHE shall provide CHIRON with written notice of such Product and the parties will engage in good faith negotiations to determine the existing or new Product Category for such Product as set forth on Exhibit A, the number of Units in such Product pursuant to Section 1.42, the reasonable value of Associated Goods and Equipment, if any, to be deducted from the Net Sales of such Product pursuant to Section 1.32(d), and, if such Product is a Combination Product, the apportionment of the gross amount to be invoiced for such Product pursuant to Section 1.32(4). As set forth in these Sections, [CONFIDENTIAL TREATMENT REQUESTED]. Promptly following such determinations, CHIRON will prepare a revised Exhibit D to include this Product and such revised Exhibit D shall be incorporated into and become part of this Agreement.

     (b) If ROCHE determines to Ship, or to provide a commercial service utilizing, a Product Directed to HIV not then set forth on Exhibit D as a CHIRON Licensed Product and ROCHE reasonably believes that the sales of such Product would not, in the absence of the licenses granted pursuant to Sections 2.1 and 2.3, constitute an infringement of a Valid Claim of a CHIRON Licensed Patent, then ROCHE's written notice to CHIRON shall set forth the basis of ROCHE's reasonable belief in sufficient detail to permit CHIRON to evaluate the matter. [CONFIDENTIAL TREATMENT REQUESTED].

     (c) ROCHE may elect, in its reasonable discretion, to commence Shipping, or the provision of a commercial service utilizing, a Product Directed to HIV not then set forth on Exhibit D as a CHIRON Licensed Product [CONFIDENTIAL TREATMENT REQUESTED], PROVIDED ROCHE shall make a reasonable determination as to the applicable existing Product Category to determine the applicable Minimum Royalty Amount and shall utilize a reasonable determination of the number of Units in such

     Product and the deductions and apportionment for the calculation of Earned Royalty due on the Net Sales of such Product. [CONFIDENTIAL TREATMENT REQUESTED], any underpayment or overpayment of the Minimum Royalty or Earned Royalty shall be rectified in accordance with the provisions set forth in Section 4.8; [CONFIDENTIAL TREATMENT REQUESTED].

                                    ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

     6.1 CORPORATE AUTHORITY. Each party represents and warrants to the other party that it has the necessary corporate authority to enter into this Agreement.

     6.2 RIGHT TO GRANT. Each party represents and warrants that they have the right to grant the licenses or options granted in Article 2 hereof and that they are the sole owner of their respective Licensed Patents, subject to licenses existing as of the Effective Date. CHIRON represents and warrants to ROCHE that, to the best of its knowledge, neither CHIRON nor any of its Affiliates have transferred to [CONFIDENTIAL TREATMENT REQUESTED] or any if its Affiliates (a) before December 1, 1998, title to any patent or patent application Directed to HIV in the Field existing on that date; or (b) on or after that date, title to any patent, patent application or invention Directed to HIV in the Field.

     6.3 CURRENT LICENSES. CHIRON represents and warrants that: (a) as of the Effective Date the entities set forth in Exhibit F are the only parties to which it has granted any licensed rights or other grants or immunities to one or more of the CHIRON Licensed Patents in the Field; and (b) Exhibit F contains a complete and accurate description of the effective scope, field and territory of such grant as of the Effective Date. CHIRON also represents and warrants that [CONFIDENTIAL TREATMENT REQUESTED] except as disclosed in Exhibit F.

     6.4 COMPLETE PATENT LIST. CHIRON represents and warrants to ROCHE that, to the best of its knowledge and belief, Exhibit B contains a complete list, as of the Effective Date, of all patents and patent applications owned by, licensed to (with a right to sublicense), or otherwise controlled by CHIRON or its Affiliates containing claims Directed to HIV in the Field. To the extent that any other patent or patent application owned by, licensed to (with a right to sublicense), or otherwise controlled by CHIRON or its Affiliates and filed on or before the Effective Date contains a claim Directed to HIV in the Field, such patent or patent application shall be automatically added to the CHIRON Licensed Patents. Upon ROCHE's written request, not more frequently than annually, CHIRON shall provide ROCHE with an updated Exhibit B and a report of the prosecution status of applications within CHIRON Licensed Patents. ROCHE represents and warrants to CHIRON that, to the best of its knowledge and belief, Exhibit C contains a complete list, as of the Effective Date, of all patents and patent applications owned by, licensed to (with a right to sublicense), or otherwise controlled by ROCHE or its Affiliates containing claims Directed to HIV in the Field. To the extent that any other patent or patent application owned by, licensed to (with a right to sublicense), or otherwise controlled by ROCHE or its Affiliates and filed on or before the Effective Date contains a claim Directed to HIV in the Field, such patent or patent application shall be automatically added to the ROCHE Optioned Patents. Upon CHIRON's written request, not more frequently than annually, ROCHE shall provide CHIRON with an updated Exhibit C and a report of the prosecution status of applications within ROCHE Optioned Patents.

     6.5 EXCLUSIONS. Nothing contained in this Agreement shall be construed as:

     (a) A representation or warranty by any party hereto as to the validity of any patent rights which are the subject of this Agreement;

     (b) A representation or warranty that anything made, used, imported, offered for sale, sold or otherwise disposed of under any of the patent rights which are the subject of this Agreement is or will be free from infringement of patents of third parties or of patents of either party that are not Directed to HIV;

     (c) An obligation to bring or prosecute actions or suits against third parties for infringement of any patent rights which are the subject of this Agreement;

     (d) A grant of any right to bring or prosecute actions or suits against third parties for infringement of any patent rights which are the subject of this Agreement; or

     (e) A grant, by implication, estoppel or otherwise, of any license, option, covenant or right other than those which are expressly stated herein, including without limitation (i) any license under any patent or patent application (or claim thereof) not within the Licensed Patents, or (ii) any covenant by CHIRON or ROCHE not to sue under any such patent or patent application (or claim thereof).

     6.6 FURTHER ROCHE ASSURANCE. ROCHE acknowledges that the inclusion of ROCHE Affiliates within the license and option grants pursuant to Sections 2.1, 2.3 and 2.5 is intended to enable ROCHE to utilize the manufacturing and sales capabilities of its Affiliates in connection with the manufacture and sale of CHIRON Licensed Products in a manner substantially similar to the involvement of such Affiliates in the manufacture and sale of ROCHE's products generally. ROCHE shall not, directly or indirectly, take any action having or intended to have the effect of sublicensing ROCHE's rights under any of the CHIRON Licensed Patents, other than to a BONA FIDE
Affiliate, including, without limitation, by creating Affiliates specifically in connection with CHIRON Licensed Products, or through other third party arrangements such as joint ventures, collaborations, or distribution arrangements with distributors. ROCHE and its Affiliates are licensed hereunder to sell and distribute CHIRON Licensed Products only under the label, name and trademark rights owned by, licensed to or otherwise controlled by ROCHE or its Affiliates, and only through the sales force of ROCHE or its Affiliates, or through Authorized Distributors. ROCHE and its Affiliates are not licensed to perform OEM manufacturing of CHIRON Licensed Products for a third party other than an Authorized Distributor; to supply CHIRON Licensed Products for resale to any third party other than an Authorized Distributor; to permit any Authorized Distributor or other third party to sell any CHIRON Licensed Products under another third party label, name or trademark or to permit any Authorized Distributor or other third party to sell any CHIRON Licensed Products under the Authorized Distributor's or any third party's own label, name or trademark for use on an instrument bearing the label name or trademark of a party other than ROCHE or its Affiliates; provided, however, that nothing in this Section 6.6 shall be construed to limit the rights of ROCHE or its Affiliates to engage in activities with such third parties, to the extent such third parties have obtained rights under the CHIRON Licensed Patents permitting such activities.

     6.7 LIMITATION OF WARRANTY. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NO PARTY MAKES ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                    ARTICLE 7
                              TERM AND TERMINATION

     7.1 TERM. This Agreement shall be in effect from the Effective Date until the last to expire of the CHIRON Licensed Patents issued under the authority of the Patent and Trademark Office of the United States (the "Term"), unless earlier terminated pursuant to Sections 7.2 or 7.3 below.

     7.2 VOLUNTARY TERMINATION. ROCHE shall have the right to voluntarily terminate all, but not less than all, licenses granted to ROCHE and its Affiliates under this Agreement on not less than six (6) months prior written notice to CHIRON. Notwithstanding the above, ROCHE may voluntarily terminate all, but not less than all, licenses granted to ROCHE and its Affiliates under this Agreement on a country-by-country basis, on not less than six (6) months prior written notice to CHIRON, after the [CONFIDENTIAL TREATMENT REQUESTED] anniversary of the Effective Date.

     7.3 TERMINATION BY CHIRON. CHIRON may terminate this Agreement only upon any of the following grounds:

     (a) ROCHE's or its Affiliate's material breach of this Agreement, including, without limitation, a breach resulting from ROCHE's or its Affiliate's failure to pay any sums due hereunder, where such breach shall not have been remedied within thirty (30) days of the receipt of a written notification from CHIRON identifying the breach and requiring its remedy; whereupon termination under this Section 7.3(a) shall be effective upon the expiration of such thirty (30) day cure period, subject to Section 7.6; or

     (b) [CONFIDENTIAL TREATMENT REQUESTED]

     7.4 ENFORCEMENT AFTER TERMINATION. Upon valid termination of this Agreement under Section 7.2 or 7.3, ROCHE and its Affiliates shall have no further rights under CHIRON Licensed Patents and CHIRON shall not be limited to its remedies under this Agreement, to the extent of such termination.

     7.5 ACCRUED RIGHTS. Termination of this Agreement for whatever reason shall not affect any rights which have accrued prior to termination, including without limitation royalty obligations occurring during the Term, calculated in accordance with Article 3 and Exhibit A.

     7.6 ROCHE CHALLENGE TO SECTION 7.3(a) TERMINATION. In the event ROCHE provides written notification to CHIRON prior to expiration of the thirty (30) day notice/cure period referenced in Section 7.3(a) that ROCHE disputes whether the grounds for termination under Section 7.3(a) are present, such dispute shall be submitted to ADR pursuant to Article 10. The thirty (30) day notice/cure period shall be suspended during the pendancy of such ADR, provided that during the pendancy of the ADR, ROCHE shall continue to make any disputed payments to CHIRON, on the condition that CHIRON shall repay ROCHE the amounts of such disputed payments if ROCHE prevails in the ADR, plus interest at the rate described in Section 4.8. Notwithstanding anything in this Section 7.6 to the contrary, ROCHE may submit a dispute concerning a method by which amounts payable by ROCHE and its Affiliates to CHIRON hereunder are calculated only one time, and any resolution from the ADR shall bind the parties as to such calculation method thereafter.

     7.7 ROCHE CHALLENGE TO SECTION 7.3(b) TERMINATION. In the event that ROCHE, within thirty (30) days of receiving notice of termination by CHIRON for the grounds set forth in Section 7.3(b) above, provides written notice to CHIRON that ROCHE disputes whether such grounds are present, such dispute shall be submitted to ADR pursuant to Article 10 and termination of this Agreement shall be suspended during the pendancy of the ADR, provided that ROCHE suspends its action, suit or proceeding (other than an ADR proceeding between the parties as permitted by Section 7.3 (b) and Article 10) [CONFIDENTIAL TREATMENT REQUESTED] and continues to perform all of its material obligations hereunder.

     7.8 AUDIT RESULTS NOT GROUNDS FOR TERMINATION. CHIRON's request for an audit under Section 4.5 shall not be treated as a notice of breach under Section 7.3(a). In the event such audit determines there has been an underpayment by ROCHE, such underpayment shall not constitute grounds for termination by CHIRON under Section 7.3(a) unless: (a) ROCHE has failed to rectify such underpayment in accordance with Section 4.5; (b) ROCHE has failed to rectify such underpayment after notification and opportunity to cure under Section 7.3(a); and (c) any ADR requested by ROCHE, pursuant to Section 7.6, and directed to any dispute concerning such underpayment, results in a determination favorable to CHIRON and ROCHE has failed to rectify such underpayment. Notwithstanding the foregoing, ROCHE shall continue to make the disputed payments to CHIRON, on the condition that CHIRON shall repay ROCHE the amounts of such disputed payments with respect to which ROCHE prevails in the ADR, plus interest at the rate described in Section 4.8.

     7.9 SURVIVAL. The following provisions of this Agreement shall survive termination or expiration of this Agreement, in accordance with their respective terms: Article 1; Sections 4.5, 4.6, 4.7, 4.8, 6.7, 7.4, 7.5 and 7.9; Articles
8, 9, and 10; Sections 11.9 through 11.14; and Section 14.1.

                                    ARTICLE 8
                                 CONFIDENTIALITY

     8.1 OBLIGATION. From time to time during the Term, CHIRON and ROCHE may provide to each other information concerning patents, patent applications, license agreements and other confidential or proprietary information related to this Agreement (the "Information"). Each party receiving the Information (the "Receiving Party") shall during the Term and for a period of three (3) years after termination hereof: (a) maintain the Information in confidence; (b) not disclose the Information to any third party, other than employees, agents or consultants of the Receiving Party, its Affiliates or permitted sublicensees who have a need to know the Information and who are bound by confidentiality obligations to the Receiving Party no less restrictive than those contained herein; and (c) not use the Information for any purpose not directly related to performance hereunder or otherwise authorized under this Agreement.

     8.2 EXCLUSIONS. The obligations of this Article 8 shall not apply to any Information which: (a) is or which becomes generally known to the public by publication or by means other than a breach of a duty by the Receiving Party;
(b) is otherwise known by the Receiving Party at the time of disclosure by the other party; (c) otherwise becomes available to the Receiving Party from a third party not in breach of confidentiality obligations to the other party; or (d) is developed by or for the Receiving Party independent of any disclosure from the other party.

The Receiving Party also shall be permitted to make disclosures of Information which are reasonably necessary in connection with a possible grant of a permitted sublicense by the Receiving Party or in due diligence related to a possible acquisition, merger, consolidation, substantial asset transfer or similar transaction of the Receiving Party, provided that the recipient is bound to the Receiving Party by confidentiality obligations with respect to the Information no less restrictive than those contained herein. Nothing herein shall prevent the Receiving Party from making such disclosures of Information as are reasonably required by law, regulation (including 37 C.F.R. Section 1.56), or order of any court or governmental agency; provided that the Receiving Party has provided reasonable advance notice to allow the disclosing party the opportunity to seek a protective order or otherwise contest, prevent or limit such disclosure.

     8.3 RETURN OF INFORMATION. Upon termination of this Agreement for any reason, the Receiving Party shall return, or at the option of the disclosing party, certify destruction of, all Information and copies thereof; provided that the Receiving Party may retain one copy thereof in its law department files solely for evidentiary and regulatory purposes.

     8.4 DISCLOSURE OF AGREEMENTS AND TERMS. The parties shall issue a joint press release disclosing the existence and certain financial terms of this Agreement. CHIRON may disclose any of the terms in the Agreement to any Affiliate of CHIRON or to Abbott or Bayer or a permitted sublicensee; provided that the recipient of such disclosure is obligated to confidentiality terms no less restrictive that those contained in this Article 8. CHIRON and ROCHE may each disclose the amounts of the Prior Sales Royalty, the European License Fee and the U.S. License Fee (as these terms are defined in Exhibit A) individually and/or in the aggregate and the amounts thereof that will be recognized from time-to-time in its respective financial statements. Each party may disclose any information contained in or regarding this Agreement to the extent required in its respective reasonable judgment by applicable law, regulation or order of any court or governmental agency. Further, each party may determine in its respective discretion to file this Agreement under the Securities and Exchange Act of 1934 or otherwise with any United States or foreign governmental agency, even if that filing may result in this Agreement becoming available to the public generally. The filing party shall seek confidential treatment for at least the essential financial terms hereof in connection with any such filing, subject to applicable law and regulation, and shall notify the other party in advance of any such filing and consider such suggestions as the other party may make as to the terms herein as to which the filing party should seek confidential treatment.

                                    ARTICLE 9
                                    INDEMNITY

     9.1 ROCHE INDEMNITY. ROCHE shall indemnify, defend and hold harmless CHIRON and its Affiliates and their officers, directors, shareholders, employees, representatives and agents, against any claim, demand, loss, damage or injury, including reasonable attorneys' fees, asserted by a third party, arising from, relating to, or otherwise in respect of, (a) the manufacture, use or sale of CHIRON Licensed Products, or (b) any breach by ROCHE or its Affiliates of any representation, warranty or covenant under this Agreement; provided, however, that such indemnity shall not extend to damages arising directly from any breach or willful or negligent act of CHIRON or its Affiliates.

     9.2 CHIRON INDEMNITY. CHIRON shall indemnify, defend and hold harmless ROCHE and its Affiliates and their officers, directors, shareholders, employees, representatives and agents, against any claim, demand, loss, damage or injury, including reasonable attorneys' fees, asserted by a third party, arising from, relating to, or otherwise in respect of, (a) the manufacture, use or sale of ROCHE Licensed Products, if CHIRON exercises the options granted in Section 2.6, or (b) any breach by CHIRON or its Affiliates of any representation, warranty or covenant under this Agreement; provided, however, that such indemnity shall not extend to damages arising directly from any breach or willful or negligent act of ROCHE or its Affiliates.

     9.3 INDEMNIFICATION PROCEDURES. In the event either party claims indemnification pursuant to this Article 9, the indemnified party shall promptly notify the indemnifying party in writing upon becoming aware of any claim to which such indemnification may apply. Delay in providing such notice shall constitute a waiver of the indemnifying party's indemnity obligations hereunder only if the indemnifying party's ability to defend such claim is materially impaired thereby. The indemnifying party shall have the right to assume and solely control the defense of the claim at its own expense. If the right to assume and solely control the defense is exercised, the indemnified party shall have the right to participate in, but not to control, such defense at its own expense, and the indemnifying party's indemnity obligations shall be deemed not to include attorneys' fees and litigation expenses incurred by the indemnified party after the assumption of the defense by the indemnifying party. If the indemnifying party does not assume the defense of the claim, the indemnified party may defend the claim at the indemnifying party's expense. The indemnified party shall not settle or compromise the claim without the prior written consent of the indemnifying party, and the indemnifying party shall not settle or compromise the claim in any manner which would have an adverse effect on the indemnified party without the consent of the indemnified party, which consent, in each case, shall not be unreasonably withheld. The indemnified party shall reasonably cooperate with the indemnifying party and shall make available to the indemnifying party all pertinent information under the control of the indemnified party, all at the expense of the indemnifying party.

     9.4 SUNSET. The provisions of Sections 9.1 and 9.2 shall continue in effect on a claim-by-claim basis, after the termination of this Agreement, only until the expiration of the last to expire statute of limitations applicable to such claim.

     9.5 LIMITATION OF LIABILITY. Neither party shall be liable to the other for any consequential, special, indirect or exemplary damages or for the loss of profits arising from the performance or nonperformance of this Agreement or any acts or omissions associated herewith.

                                   ARTICLE 10
                         ALTERNATIVE DISPUTE RESOLUTION

     The parties recognize that BONA-FIDE disputes may from time to time arise which relate to any aspect of this Agreement, including, without limitation, any of the parties' rights and/or obligations hereunder, and including, without limitation, disputes relating to the interpretation, form, validity, performance and/or termination of this Agreement or relating to infringement, scope, claims construction, or (without limiting the effect of Section 7.3(b)) validity or enforceability of the Licensed Patents. In the event of the occurrence of any dispute, a party may, by notice to the other party, have such dispute referred to their respective employees designated below or their successors, for attempted resolution by good faith negotiations within ninety (90) days after such notice is received. Said designated officers are as follows:

     For ROCHE:
     PRESIDENT
     ROCHE MOLECULAR SYSTEMS, INC.

     For CHIRON:
     PRESIDENT
     BLOOD TESTING

     In the event the designated officers, after such good faith negotiations, are not able to resolve such dispute within such ninety (90) day period, or any agreed extension thereof, a party may invoke the provisions for binding ADR as set forth in Paragraph 9 of the Settlement Agreement. Neither party shall seek recourse against the other hereunder in any court or other forum, except as permitted by Paragraph 9 of the Settlement Agreement or as may be necessary to enforce a determination made in ADR pursuant to this Article 10 and Paragraph 9 of the Settlement Agreement.

                                   ARTICLE 11
                                  MISCELLANEOUS

11.1     ASSIGNMENT.

         (a) ROCHE and its Affiliates may not assign or transfer any rights under this Agreement without the prior written consent of CHIRON, except to an ROCHE Affiliate, and then only for so long as the assignee remains an ROCHE Affiliate, or as part of the sale or transfer of all or substantially all of ROCHE's and all of its Affiliates' assets and businesses to which this Agreement relates. In the case of a permitted assignment or transfer, the performance of the assignee shall be guaranteed by ROCHE.

         (b) CHIRON and its Affiliates may not assign or transfer any rights under this Agreement without the prior written consent of ROCHE, except to a CHIRON Affiliate, and then only for so long as the assignee remains a CHIRON Affiliate, or as part of the sale or transfer of all or substantially all of CHIRON's and all of its Affiliates' assets and businesses to which this Agreement relates. In the case of a permitted assignment or transfer, the performance of the assignee shall be guaranteed by CHIRON.

     11.2 FORCE MAJEURE. A party hereto shall not be liable for, nor shall this Agreement be terminable or cancelable by reason of, any delay or default in any such party's performance hereunder, to the extent that such default or delay is caused by events beyond such party's reasonable control including, but not limited to: acts of God; regulation, law or action of any government or agency thereof; war or insurrection; civil commotion; labor disturbances; epidemic; or failure of suppliers, public utilities or common carriers. Each party shall give prompt notice to the other party of such cause, and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible.

     11.3 SEVERABILITY. In the event that any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement or over the parties hereto to be invalid, illegal or unenforceable, such provision or provisions shall be reformed to approximate as nearly as possible the intent of the parties, in such jurisdiction; elsewhere, this Agreement shall not be affected.

     11.4 ENTIRE AGREEMENT. This Agreement together with the Exhibits, Attachments and Schedules constitutes the entire agreement among the parties relating to the subject matter of this Agreement. There are no other understandings, representations or warranties of any kind.

     11.5 AMENDMENT. This Agreement shall not be altered, extended or modified except by written agreement of the parties.

     11.6 WAIVER. Failure by a party hereunder to enforce any right under this Agreement shall not be construed as a waiver of such right or any other rights under this Agreement; nor shall a waiver by a party hereunder in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

     11.7 COSTS. Each of the parties hereto shall be responsible for its respective legal and other costs incurred in relation to the preparation of this Agreement.

     11.8 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument. Facsimile copies of signatures for a party shall be deemed to be originals for purposes of execution of the Agreement and for determining the Effective Date.

     11.9 NOTICES.

     (a) Any notice or other document to be given under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or sent by first class mail, or express or air mail or other postal service, or by certified mail, return receipt requested.

     (b) Any notice required by this Agreement shall be forwarded to the respective addresses and marked for the attention of the persons set forth below unless such addresses subsequently change by written notice to the other party:

ROCHE:   F. Hoffmann-La Roche Ltd.
         Grenzacherstrasse 124
         Basel
         Bale 4002
         Switzerland
         Attn.: Head of Diagnostics Division

Copy to: General Counsel
         Roche Molecular systems, Inc.
         1145 Atlantic Avenue
         Alameda, CA  94501

CHIRON:  Chiron Corporation
         4560 Horton Street
         Emeryville, California 94608
         Attn.: President, Blood Testing

Copy to: General Counsel
         Chiron Corporation
         4560 Horton Street
         Emeryville, CA 94608

     (c) Any such notice or other document shall be deemed to have been effective when received by the addressee. To prove the giving of a notice or other document it shall be sufficient to show that it was received.

     11.10 GOVERNING LAW. All matters affecting the interpretation, form, validity, performance and termination of this Agreement shall be decided and interpreted under the laws of the State of New York, excluding any choice of law rules which may direct application of the laws of any other jurisdiction.

     11.11 RELATIONSHIP OF THE PARTIES. The relationship of the parties under this Agreement is that of independent contractors. Nothing contained in this Agreement is intended or is to be construed so as to constitute the parties as partners, joint venturers or agents of the other. Neither party or its Affiliates has any express or implied right or authority under this Agreement to assume or create any obligations or make any representations or warranties on behalf of or in the name of the other party or its Affiliates.

     11.12 HEADINGS. The headings of the Articles and Sections in this Agreement have been inserted for convenience only and do not constitute part of this Agreement.

     11.13 NO TRADEMARK RIGHTS. No right, express or implied, is granted by this Agreement to either party to use in any manner the name, trade name or trademark of the other party in connection with the performance of this Agreement.

     11.14 NO IMPLIED LICENSES. No license, express or implied, is granted by this Agreement to either party, other than the licenses or options granted under Sections 2.1, 2.3, 2.5 and 2.6.

                                   ARTICLE 12
                     FIELD RESTRICTIONS AND OTHER COVENANTS

     12.1 ROCHE COVENANT REGARDING BLOOD SCREENING.

     (a) ROCHE and its Affiliates shall not label or promote any CHIRON Licensed Product labeled or promoted for use in the Field or the Transplantation Field in any respect for use in Blood Screening; and ROCHE shall use commercially reasonable efforts to prevent its Authorized Distributors from labeling or promoting any CHIRON Licensed Products labeled or promoted for use in the Field or the Transplantation Field in any respect for use in Blood Screening.

     (b) Further, ROCHE and its Affiliates and Authorized Distributors shall include on or with each CHIRON Licensed Product labeled or promoted for use in the Field or the Transplantation Field a statement to the effect that the

CHIRON Licensed Product is not for use for testing or screening pooled samples containing specimens from more than one individual, or otherwise in blood or plasma screening, using language to be determined by ROCHE and approved in advance in writing by CHIRON, which approval shall not be unreasonably withheld. The location of such notice shall be the product insert of such CHIRON Licensed Products or such other reasonably prominent location to be determined by ROCHE.

     (c) In the event that ROCHE or CHIRON becomes aware of any material use in Blood Screening of CHIRON Licensed Products labeled or promoted for use in the Field or the Transplantation Field, such party will promptly notify the other in writing of the relevant facts and, if so requested by CHIRON, ROCHE will (i) meet and confer with CHIRON in good faith to determine what steps either or both should take to abate such infringing use and (ii) notify in writing any of its customers that engages in such infringing use that use of the relevant CHIRON Licensed Product in Blood Screening may infringe one or more of the CHIRON Licensed Patents.

     (d) Without limiting the labeling and promoting obligations under this
Section 12.1, CHIRON shall not sue ROCHE, its Affiliates, its Authorized Distributors or its End User customers for the sale or use as a confirmatory or supplemental test in conjunction with the screening of blood, plasma or blood products (a "Confirmatory Test") of a CHIRON Licensed Product that is labeled or promoted for use in the Field or the Transplantation Field, if the End User customer has substantial noninfringing uses for such CHIRON Licensed Product in the Field or the Transplantation Field. Further, ROCHE shall not be obligated to notify such customers pursuant to Section 12.1(c)(ii) with respect to such CHIRON Licensed Product.

     (e) Nothing in this Section 12.1 shall apply to any product to the extent that ROCHE's activity and that of its Affiliates with respect to such product is either for or through an entity licensed in Blood Screening under the CHIRON Licensed Patents.

     12.2 ROCHE COVENANT REGARDING PRODUCT LABELING. ROCHE and its Affiliates shall include on or with each CHIRON Licensed Product a statement as to the number of Units contained within each such CHIRON Licensed Product, using such language to be determined by ROCHE and approved in advance in writing by CHIRON, which approval shall not be unreasonably withheld. The location of such statement shall be product insert of such CHIRON Licensed Products or such other reasonably prominent location to be determined by ROCHE.

     12.3 PATENT MARKING. ROCHE and its Affiliates shall include a patent notice on each CHIRON Licensed Product to identify the CHIRON Licensed Patents which such CHIRON Licensed Product, but for the licenses granted herein, would infringe one or more Valid Claims (or for which royalties are being paid); provided, however, identification of CHIRON Licensed Patents on a CHIRON Licensed Product shall in no way be deemed to be an admission by ROCHE or its Affiliates, or raise a presumption, that such CHIRON Licensed Product is in fact covered by such CHIRON Licensed Patent.

     12.4 CHIRON COVENANT REGARDING FIELD.

     (a) CHIRON and its Affiliates shall not, and CHIRON shall require any of its future licensees under the CHIRON Licensed Patents that are licensed in Blood Screening to agree not to, label or promote, in any respect for use in the Field, any product sold in, labeled or promoted for use in Blood Screening [CONFIDENTIAL TREATMENT REQUESTED], which product detects nucleic acid sequences of HIV.

     (b) Further, CHIRON and its Affiliates shall, and CHIRON shall require its future licensees in Blood Screening to, include with each such HIV product sold by CHIRON or its Affiliates or licensees in Blood Screening a statement to the effect that such product is not for use in the Field, using language to be determined by CHIRON and approved by ROCHE, which approval shall not be unreasonably withheld. The location of such notice shall be in the product insert for such product or such other reasonably prominent location to be determined by CHIRON.

     (c) In the event that CHIRON or ROCHE becomes aware of any material use of any such product in the Field, such party will promptly notify the other in writing of the relevant facts and, if so requested by ROCHE, CHIRON will (i) meet and confer with ROCHE in good-faith to determine what steps either or both of them should take to abate such use and (ii) notify in writing any of its customers that engage in such use that use of the relevant product in the Field may infringe one or more of the CHIRON Licensed Patents.

     (d) Nothing in this Section 12.4 shall apply to any product to the extent that CHIRON's activity and that of its Affiliates or licensees with respect to such product either (i) is for or through an entity that is licensed under the CHIRON Licensed Patents in the Field or (ii) is within CHIRON's rights to practice in the Field, pursuant to its rights retained under, and subject to the limitations of, Section 2.1.

                                   ARTICLE 13
                          INFRINGEMENT BY THIRD PARTIES

     13.1 NOTICE OF INFRINGEMENT. Each party shall notify the other if it becomes aware of Infringing Third Party Sales. CHIRON shall have the exclusive right to take action against any infringement of any of the CHIRON Licensed Patents, in its sole discretion, subject to this Article 13.

     13.2 INFRINGEMENT LITIGATION.

     (a) In the event that "substantial" Infringing Third Party Sales are occurring in a country in which ROCHE or its Affiliates or an Authorized Distributor is selling a CHIRON Licensed Product (in each such country, the "Impacted Product"), and ROCHE has notified CHIRON pursuant to Section 13.1 of the existence of such infringement in [CONFIDENTIAL TREATMENT REQUESTED] (an "Infringement Notice"), then the provisions of this Section 13.2 shall apply. For purposes of this Section 13.2, an Infringing Third Party Sale shall be considered substantial in a country if the infringing third party achieves market share of at least [CONFIDENTIAL TREATMENT REQUESTED] of the Aggregated Products in such country as determined by an Independent Auditor paid for by ROCHE. For purposes of this Section 13.2, "Major Country" shall mean the United States, Germany, United Kingdom or Japan. For purposes of this Section 13.2, "Aggregated Products" means the number of CHIRON Licensed Products of the applicable Product Category and Competitive Products sold in a country, and "Competitive Products" means Products which are sold in the Field and which compete with a CHIRON Licensed Product sold by ROCHE or its Affiliates in a country.

     (b) If either (i) the Infringement Notice identified an Impacted Product in the United States and CHIRON fails to institute legal action in the United States [CONFIDENTIAL TREATMENT REQUESTED] following receipt by CHIRON of the Infringement Notice and infringement is not otherwise abated, or (ii) the Infringement Notice identified an Impacted Product in a Major Country other than the United States and CHIRON fails to institute legal action against the infringing party in at least one of the United States, the Netherlands, Germany, United Kingdom or Japan, [CONFIDENTIAL TREATMENT REQUESTED] following receipt by CHIRON of the Infringement Notice and infringement is not otherwise abated; then ROCHE shall be relieved of the obligation to pay the portion of Earned Royalties set forth in Section 13.2(c) and [CONFIDENTIAL TREATMENT REQUESTED], with respect to the Impacted Product until such time as CHIRON institutes such legal action as described in this Section 13.2(b); provided, however, that CHIRON need not initiate or continue any such legal action, if, after reasonably diligent effort (including reasonably diligent effort by ROCHE if requested by CHIRON), CHIRON is unable to acquire admissible evidence sufficient to establish a prima facia case of infringement under the law of the applicable country.

     (c) If CHIRON has not instituted such legal action at the end of such [CONFIDENTIAL TREATMENT REQUESTED], to the extent required under Section 13.2(b), and such infringement is not otherwise abated, the Earned Royalty with respect to an Impacted Product shall be reduced by [CONFIDENTIAL TREATMENT REQUESTED]. If, at the end of each [CONFIDENTIAL TREATMENT REQUESTED] thereafter, CHIRON has not instituted such legal action, to the extent so required, and infringement is not otherwise abated, such Earned Royalties shall be reduced by an [CONFIDENTIAL TREATMENT REQUESTED] of the original Earned Royalties, such that if legal action required under Section 13.2(b) has not commenced and the infringement is not otherwise abated by the end of the [CONFIDENTIAL TREATMENT REQUESTED] following receipt by CHIRON of the Infringement Notice, [CONFIDENTIAL TREATMENT REQUESTED] shall be payable hereunder with respect to the Impacted Product.

     (d) The obligations to pay Earned Royalties and Minimum Royalties shall be reinstated on a prospective basis at such time as ROCHE receives written notice of the institution of legal action in accordance with Section 13.2(b) or the infringement is otherwise abated, all subject to Section 13.2(e).

     (e) If legal action required under Section 13.2(b) has not been instituted and the infringement is not otherwise abated for more than [CONFIDENTIAL TREATMENT REQUESTED] following receipt by CHIRON of the Infringement Notice, and if, as a result of the infringement, sales of the Impacted Product in a Major Country by ROCHE, its Affiliates or an Authorized Distributor have declined by [CONFIDENTIAL TREATMENT REQUESTED] or more during the preceding [CONFIDENTIAL TREATMENT REQUESTED], then upon reinstatement of Earned Royalties and Minimum pursuant to Section 13.2(d), the parties shall meet and confer regarding possible adjustments to the Earned Royalties and Minimum Royalties for the Impacted Product in view of such degradation of the market. The parties will discuss possible rate reductions, as well as a plan for reinstating the original economic expectations of the parties. It is expected that any agreement for reduction of Earned Royalties and Minimum Royalties will be phased out over time, so as to return to the Earned Royalties and Minimum Royalties set forth in Exhibit A. If the parties fail to reach agreement on any such adjustment, the matter shall be submitted for resolution by ADR, except that in the event of ADR, each party shall submit to the neutral a proposal with respect to adjustments pursuant to this Section 13.2(e). The neutral shall be empowered to choose one proposal or the other, but shall not be empowered to order any such adjustment other than as proposed by one of the parties.

     13.3 COOPERATION. ROCHE and its Affiliates shall cooperate with CHIRON in connection with any legal action referred to in this Article 13.

                                   ARTICLE 14
                          EUROPEAN COMMUNITY PROVISIONS

     14.1 TERMINATION IN EUROPEAN COMMUNITY. Notwithstanding the provisions of
Article 7, this Agreement, with respect to the European Community, shall terminate in each member country seventeen (17) years from the Effective Date or on the expiration of the last to expire of the patents within the CHIRON

Licensed Patents in such member country based upon a patent existing or a patent application pending as of the Effective Date, whichever is later; provided, however, that prior to the termination of this Agreement in the first member country in which it would otherwise terminate pursuant to the foregoing, ROCHE may, in its discretion, elect by written notice to CHIRON to extend this Agreement as to all such member countries for an additional term which shall expire on a country-by-country basis on the expiration date of the last to expire patent within the CHIRON Licensed Patents existing in such member country as of the date of such extension.

     14.2 COMPETITION NOTIFICATION. If either party (the "Notifying Party") elects to file a notification with respect to this Agreement (a "Notification") with the Competition Directorate of Commission of European Community (the "Commission") in accordance with regulations established by the Commission, the Notifying Party shall provide a non-confidential version of the final draft to the other party for comment at least thirty (30) days before making the filing and shall consider in good faith the modification thereto, if any, that the other party may propose. The other party shall execute all documents reasonably required by the Notifying Party and shall otherwise reasonably cooperate in connection with the Notification. The Notifying Party shall bear all costs incurred by it relating to the Notification.

     14.3 REFORMATION. If, at any time during the Term, either party receives a request or other communication from the Commission with respect to the Notification (a "Request"), such party shall promptly inform the other of the nature of the Request. In the event that the Commission indicates in a Statement of Objection(s) that this Agreement will violate the provisions of Article 81 or 82 of the Treaty of Rome, then the parties shall amend this Agreement by making those minimal modifications necessary to satisfy the concerns of the Commission as set forth in the Statement of Objection(s). Notwithstanding the foregoing, the parties agree that ROCHE shall retain substantially the same license rights at substantially the same royalties as specified under this Agreement.

IN WITNESS WHEREOF this Agreement has been executed by duly authorized officers of CHIRON and ROCHE as of the Effective Date.


CHIRON CORPORATION

By:     /s/ SEAN P. LANCE
        -----------------
        Sean P. Lance

Title:  Chairman and Chief Executive Officer

Date:   October 10, 2000



F. HOFFMANN-LA ROCHE LTD

By:      /s/ HEINO VON PRONDZYNSKI
         -------------------------
Title:   Head of Diagnostics

Date:    10/10/2000

By:      /s/ S. SCHWAN
         -------------
Title:   Head of Diagnostics Finance

Date:    10/10/2000



ROCHE MOLECULAR SYSTEMS, INC.

By:      /s/ KATHY ORDONEZ
         -----------------
Title:   President & CEO

Date:    October 10, 2000

                                  HIV EXHIBIT A
                             COMPENSATION TO CHIRON

1. PRIOR SALES ROYALTY. In consideration of the licenses granted pursuant to Sections 2.1 and 2.3, within 10 (ten) days of the Effective Date ROCHE shall pay [CONFIDENTIAL TREATMENT REQUESTED], for all sales of CHIRON Licensed Products [CONFIDENTIAL TREATMENT REQUESTED], that would have, in the absence of the licenses granted pursuant to Sections 2.1 and 2.3 and under the Blood Screening Agreement, constituted an infringement of a Valid Claim of a CHIRON Licensed Patent (the "Prior Sales Royalty"). The Prior Sales Royalty shall be refundable in full within thirty (30) days, with interest calculated from the date of payment in accordance with Section 4.8, in the event [CONFIDENTIAL TREATMENT REQUESTED].

2. LICENSING FEES. Within thirty (30) days of [CONFIDENTIAL TREATMENT REQUESTED], ROCHE shall pay to CHIRON a licensing fee of [CONFIDENTIAL TREATMENT REQUESTED] (the "European Licensing Fee"). In addition, within thirty (30) days of the date [CONFIDENTIAL TREATMENT REQUESTED] that, in the absence of the licenses granted under Sections 2.1 and 2.3, would result in sales of Products by ROCHE or its Affiliates constituting an infringement of such claims, ROCHE shall pay to CHIRON a licensing fee of [CONFIDENTIAL TREATMENT REQUESTED]. The European Licensing Fee and the U.S. Licensing Fee shall be nonrefundable and fully earned when paid.

3. EARNED ROYALTY. In consideration of the licenses granted pursuant to Sections
2.1 and 2.3, ROCHE shall pay earned royalties equal to [CONFIDENTIAL TREATMENT REQUESTED] of Net Sales of CHIRON Licensed Products, that would, in the absence of the licenses granted pursuant to Sections 2.1 and 2.3, constitute an infringement of a Valid Claim of a CHIRON Licensed Patent (the "Earned Royalty"); [CONFIDENTIAL TREATMENT REQUESTED].

         Earned Royalties shall be payable quarterly, commencing with the Calendar Quarter ending [CONFIDENTIAL TREATMENT REQUESTED], and shall be initially due upon the [CONFIDENTIAL TREATMENT REQUESTED] and thereafter within sixty (60) days following the end of each Calendar Quarter, and shall be accompanied by a report pursuant to Article 4 of this Agreement.

4. MINIMUM ROYALTY. Notwithstanding the Earned Royalties due pursuant to paragraph 3 of Exhibit A, and subject to the adjustments referenced in paragraphs 3 and 4(b) of Exhibit A, royalties paid to CHIRON under this Agreement in any Calendar Quarter shall not be less than a minimum royalty in such quarter (the "Minimum Royalty"), calculated as follows:

The Minimum Royalty for each Calendar Quarter shall be the sum of the products obtained by multiplying (x) [CONFIDENTIAL TREATMENT REQUESTED] in each category within the CHIRON Licensed Products (a "Product Category") and in each Region times (y) the applicable minimum amount (the "Minimum Royalty Amount"), each of which Minimum Royalty Amounts shall be calculated by the following equation:


                       [CONFIDENTIAL TREATMENT REQUESTED]

Where:

     A equals [CONFIDENTIAL TREATMENT REQUESTED] (the "Minimum Amount/Test");

     B equals [CONFIDENTIAL TREATMENT REQUESTED] and

     C equals [CONFIDENTIAL TREATMENT REQUESTED].

                                                             Minimum Amount/Test
FIELD:                                   REGION I         REGION II      REGION III       REGION IV

                       [CONFIDENTIAL TREATMENT REQUESTED]
                       [CONFIDENTIAL TREATMENT REQUESTED]
                       [CONFIDENTIAL TREATMENT REQUESTED]

                       [CONFIDENTIAL TREATMENT REQUESTED]

TRANSPLANTATION FIELD:

                       [CONFIDENTIAL TREATMENT REQUESTED]
                       [CONFIDENTIAL TREATMENT REQUESTED]

                       [CONFIDENTIAL TREATMENT REQUESTED]
                       [CONFIDENTIAL TREATMENT REQUESTED]



[CONFIDENTIAL TREATMENT REQUESTED]


     (a) The Minimum Royalty shall be determined on a [CONFIDENTIAL TREATMENT REQUESTED], except to the extent adjusted [CONFIDENTIAL TREATMENT REQUESTED].

     (b) In the event that action by governmental pricing or reimbursement authority or other governmental agency in a country results in a requirement that

ROCHE or its Affiliates sell a CHIRON Licensed Product [CONFIDENTIAL
TREATMENT REQUESTED], excluding for the purpose of calculating the impact of such price reduction any currency exchange rate fluctuations from the Effective Date (i.e., the calculation shall be made using the exchange rate in effect as of the Effective Date), [CONFIDENTIAL TREATMENT REQUESTED]. If any such action or series of actions results in a requirement that ROCHE or its Affiliates sell a CHIRON Licensed Product [CONFIDENTIAL TREATMENT REQUESTED], then at the request of ROCHE, the parties shall meet and reasonably consider greater adjustment to the Minimum Amount/Test amount with respect to the CHIRON Licensed Product in that country. No adjustment shall be made to the Minimum Amount/Test unless mutually agreed or determined pursuant to ADR as provided in this subparagraph 4(b).

         [CONFIDENTIAL TREATMENT REQUESTED]

     (c) Within sixty (60) days of the third anniversary of the Effective Date and every third anniversary thereafter during the Term of this Agreement the parties shall meet and reasonably consider adjustment to the Minimum Amount/Test with respect to each CHIRON Licensed Product based on the average price increase for diagnostics products on an industry-wide basis in each Region over the prior three-year period; provided that no adjustment shall be made to any Minimum Amount/Test unless mutually agreed or determined pursuant to ADR as provided in this subparagraph 4(c), and provided further that [CONFIDENTIAL TREATMENT REQUESTED].

     (d) Minimum Royalties shall be payable quarterly commencing with the Calendar Quarter ending [CONFIDENTIAL TREATMENT REQUESTED], and shall be initially due upon [CONFIDENTIAL TREATMENT REQUESTED] and thereafter within sixty (60) days following the end of each Calendar Quarter. Such payment shall be accompanied by a report pursuant to Article 4 and shall be fully creditable against Earned Royalties payable pursuant to paragraph 3 of Exhibit A for the same Calendar Quarter.

5. SINGLE ROYALTY PER CHIRON LICENSED PRODUCT. Only one payment of Earned Royalty shall be due with respect to any Net Sales or only one payment of Minimum Royalty shall be due with respect to any Unit of CHIRON Licensed Product Shipped, whatever is higher, irrespective of the number of patents or Valid Claims in the CHIRON Licensed Patents covering such CHIRON Licensed Product.

6. MOST FAVORED LICENSE ADJUSTMENT. In the event after the Effective Date that CHIRON enters into an [CONFIDENTIAL TREATMENT REQUESTED], CHIRON shall promptly provide ROCHE a written summary of the applicable royalty terms thereof and, upon request, true copies of the applicable contract terms (including definitions and methods of calculating royalty amounts). ROCHE shall have the [CONFIDENTIAL TREATMENT REQUESTED], only by giving written notice of such election to CHIRON written sixty (60) days of the receipt by ROCHE of notice from CHIRON; provided, however, that [CONFIDENTIAL TREATMENT REQUESTED]. For the avoidance of doubt, [CONFIDENTIAL TREATMENT REQUESTED], but would otherwise retain all rights to most favored licensee status contained in this Agreement with respect to other Product Categories and countries.

7. ROYALTY STACKING. If ROCHE's Aggregate Royalty Percentage exceeds [CONFIDENTIAL TREATMENT REQUESTED] of Net Sales for a CHIRON Licensed Product, then:

     (a) [CONFIDENTIAL TREATMENT REQUESTED]

     (b) [CONFIDENTIAL TREATMENT REQUESTED]:

     (i) [CONFIDENTIAL TREATMENT REQUESTED]

     (ii) [CONFIDENTIAL TREATMENT REQUESTED]

     (c) [CONFIDENTIAL TREATMENT REQUESTED].

     (d) As utilized herein, "Aggregate Royalty Percentage" shall mean the [CONFIDENTIAL TREATMENT REQUESTED] as per paragraph 3 of this Exhibit A and the [CONFIDENTIAL TREATMENT REQUESTED] in [CONFIDENTIAL TREATMENT REQUESTED]

8. DISPUTE RESOLUTION. Any dispute between CHIRON and ROCHE regarding whether any adjustment to or credits against Earned Royalties or Minimum Royalties under this Exhibit A is appropriate, and which the parties fail to resolve themselves may only be resolved by resort to the ADR provisions of Article 10. Until such dispute is resolved, ROCHE shall pay CHIRON the Earned Royalty or Minimum Royalty provided for herein without benefit of the applicable disputed adjustment on the condition that CHIRON shall repay ROCHE the amounts of such disputed payments if ROCHE prevails in the ADR, plus interest at the rate described in Section 4.8.

                                 EXHIBIT B - HIV
                                   PAGE 1 OF 1




                       [CONFIDENTIAL TREATMENT REQUESTED]

                                 EXHIBIT C - HIV
                                   PAGE 1 OF 1




                       [CONFIDENTIAL TREATMENT REQUESTED]

                                     EXHIBIT D


PRODUCT CODES, HIV KITS


                                              MAX
                                            LABELED
DESCRIPTION            SAP/PART NO.         CAPACITY         UNITS       CONTROLS
---------------------------------------------------------------------------------


[CONFIDENTIAL TREATMENT REQUESTED]

[CONFIDENTIAL TREATMENT REQUESTED]
[CONFIDENTIAL TREATMENT REQUESTED[CONFIDENTIAL TREATMENT REQUESTED]  [CONFIDEN
[CONFIDENTIAL TREATMENT REQUESTED[CONFIDENTIAL TREATMENT REQUESTED]  [CONFIDEN
[CONFIDENTIAL TREATMENT REQUESTED]
[CONFIDENTIAL TREATMENT REQUESTED][CONFIDENTIAL TREATMENT REQUESTED] [CONFIDEN
[CONFIDENTIAL TREATMENT REQUESTED][CONFIDENTIAL TREATMENT REQUESTED] [CONFIDEN


[CONFIDENTIAL TREATMENT REQUESTED]

[CONFIDENTIAL TREATMENT REQUESTED]
[CONFIDENTIAL TREATMENT REQUESTED][CONFIDENTIAL TREATMENT REQUESTED] [CONFIDEN
[CONFIDENTIAL TREATMENT REQUESTED][CONFIDENTIAL TREATMENT REQUESTED] [CONFIDEN
[CONFIDENTIAL TREATMENT REQUESTED]
[CONFIDENTIAL TREATMENT REQUESTED]
[CONFIDENTIAL TREATMENT REQUESTED][CONFIDENTIAL TREATMENT REQUESTED] [CONFIDEN
[CONFIDENTIAL TREATMENT REQUESTED]
[CONFIDENTIAL TREATMENT REQUESTED][CONFIDENTIAL TREATMENT REQUESTED] [CONFIDEN
[CONFIDENTIAL TREATMENT REQUESTED][CONFIDENTIAL TREATMENT REQUESTED] [CONFIDEN
[CONFIDENTIAL TREATMENT REQUESTED]
[CONFIDENTIAL TREATMENT REQUESTED][CONFIDENTIAL TREATMENT REQUESTED] [CONFIDEN
[CONFIDENTIAL TREATMENT REQUESTED]
[CONFIDENTIAL TREATMENT REQUESTED][CONFIDENTIAL TREATMENT REQUESTED] [CONFIDEN


                           Exhibit D-1


PRODUCT CODES, HIV KITS*:

                                              MAX
                                            LABELED
DESCRIPTION            SAP/PART NO.         CAPACITY         UNITS       CONTROLS
---------------------------------------------------------------------------------

CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL TREATMENT REQUESTED CONFIDENTIAL TREACONFIDENTCONFIDENTCONFIDENT

CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL TREATMENT REQUESTED CONFIDENTIAL TREACONFIDENTCONFIDENTCONFIDENT

CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL TREATMENT REQUESTED



*CONFIDENTIAL TREATMENT REQUESTED

                              [EXHIBIT E - PAGE 1]


                           HIV PROBES ROYALTY REPORT
                        REGION _:  ___________________
                      FOR THE QUARTER ENDING ____________

                               Number                                                            Maximum      Minimum
                             of Product        Units per                        Minimum          Labeled      Royalty      Minimum
Product                         Sold            Product          Units         Amount/Test       Capacity     Amount       Royalty
-------                         ----            -------          -----         -----------      ---------     -------      -------
HIV Quantitative
 [SKU #1]
 [SKU #2]
 [SKU #3]
 [SKU #4]

HIV Qualitative
 [SKU #1]
 [SKU #2]
 [SKU #3]
 [SKU #4]
                                       [CONFIDENTIAL TREATMENT REQUESTED]
HIV Genotyping
 [SKU #1]
 [SKU #2]
 [SKU #3]
 [SKU #4]

HIV Resistance
 [SKU #1]
 [SKU #2]
 [SKU #3]
 [SKU #4]

Total

                              [EXHIBIT E - PAGE 2]


                           HIV PROBES ROYALTY REPORT
                        REGION _:  ___________________
                      FOR THE QUARTER ENDING ____________


                                                                                     Earned
                                                                                     Royalty     Earned         Royalty
Product                                Sales         Deductions       Net Sales       Rate       Royalty      Payment Due
-------                                -----         ----------       ---------       ----       -------      -----------
HIV Quantitative
 [SKU #1]
 [SKU #2]
 [SKU #3]
 [SKU #4]

HIV Qualitative
 [SKU #1]
 [SKU #2]
 [SKU #3]
 [SKU #4]
                            [CONFIDENTIAL TREATMENT REQUESTED]
HIV Genotyping
 [SKU #1]
 [SKU #2]
 [SKU #3]
 [SKU #4]

HIV Resistance
 [SKU #1]
 [SKU #2]
 [SKU #3]
 [SKU #4]
                                                                                      ---------
Total                                                                                      $0
                                                                                      ---------
                                                                                      ---------


                                     HIV EXHIBIT F

   EXISTING LICENSES OR RIGHTS GRANTED IN THE FIELD UNDER THE LICENSED PATENTS
                              AS OF THE EFFECTIVE DATE


1.  [CONFIDENTIAL TREATMENT REQUESTED]

2.  [CONFIDENTIAL TREATMENT REQUESTED]

    [CONFIDENTIAL TREATMENT REQUESTED]

    [CONFIDENTIAL TREATMENT REQUESTED]

    [CONFIDENTIAL TREATMENT REQUESTED]

3.  [CONFIDENTIAL TREATMENT REQUESTED]

    [CONFIDENTIAL TREATMENT REQUESTED]

    [CONFIDENTIAL TREATMENT REQUESTED]

    [CONFIDENTIAL TREATMENT REQUESTED]

4.  [CONFIDENTIAL TREATMENT REQUESTED]

    [CONFIDENTIAL TREATMENT REQUESTED]

    [CONFIDENTIAL TREATMENT REQUESTED]

    [CONFIDENTIAL TREATMENT REQUESTED]

5.  [CONFIDENTIAL TREATMENT REQUESTED]

    [CONFIDENTIAL TREATMENT REQUESTED]

    [CONFIDENTIAL TREATMENT REQUESTED]

    [CONFIDENTIAL TREATMENT REQUESTED]

6.  [CONFIDENTIAL TREATMENT REQUESTED]

    [CONFIDENTIAL TREATMENT REQUESTED]





[CONFIDENTIAL TREATMENT REQUESTED]


1